EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32307) of The Penn Traffic Company of our report dated March 26, 1999 relating to the consolidated financial statements of The Penn Traffic Company which appears on page 30 of the Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Syracuse, New York
April 29, 1999